Exhibit 16.1

                      (Grassi & Co. CPA's, P.C. Letterhead)
                      (formerly Feldman Sherb & Co., P.C.)


September 30, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by International Broadcasting Corporation, which was provided to us on September 30, 2002 (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 11, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Grassi & Co., CPA's, P.C
    -------------------------
    Grassi & Co., CPA's, P.C
   (formerly Feldman Sherb & Co., P.C.)